Exhibit 99.1

Luna Innovations Reports
Strong Fourth-Quarter and Fiscal-Year 2018 Results

•	Fifth consecutive quarter of year-over-year, double-digit revenue growth

•
Total revenues of $13.5 million for the three months ended December 31, 2018, up 37% compared to the three months ended December 31, 2017; total revenues of $42.9 million for fiscal year 2018, an increase of 30% compared to fiscal 2017

•
Pre-tax income from continuing operations improved to $0.6 million for the three months ended December 31, 2018, compared to a loss of $(0.5) million for the prior-year fourth quarter; for fiscal 2018, pre-tax income from continuing operations increased to $1.3 million compared to a pre-tax loss from continuing operations of $(2.4) million in fiscal 2017

•
Net income attributable to common stockholders improved to $0.9 million for the three months ended December 31, 2018, compared to $0.4 million for the prior-year fourth quarter; for fiscal 2018, income attributable to common stockholders declined to $10.7 million from $14.5 million in fiscal 2017, primarily due to the smaller gain recognized on the sale of discontinued operations in 2018 compared to 2017.

•	Adjusted EBITDA of $1.6 million for the three months ended December 31, 2018 and $3.0 million for fiscal year 2018, and a gross margin improvement of 5 basis points for the full year

(ROANOKE, VA, March 4, 2019) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, today reported strong financial results for the three months and fiscal year ended December 31, 2018.

“This has been an extraordinary year for Luna, and I’m extremely pleased with our performance in the fourth quarter and for this fiscal year,” said Scott Graeff, President and Chief Executive Officer of Luna. “Our strong financial results underscore how we have executed on our strategy to realign Luna's business to focus on our core, fiber optic-based test and measurement offerings. We’ve identified and acquired new businesses to complement our existing platforms and have been committed to divesting those businesses that no longer fit our growth profile as an organization. These actions, combined with the strength of our customer base in rapid-growth industries, have driven Luna’s fiscal 2018 performance, and we are well positioned for future growth.”

Graeff continued, “As prudent stewards of capital, we believe that the acquisition of General Photonics, a leader in characterization and control of light for photonics applications, will only continue to drive Luna’s growth. This acquisition, and the acquisition of Micron Optics completed last year, spotlight Luna’s ability to acquire assets that fit squarely within our core while delivering an excellent return on invested capital.”

Fourth-Quarter and Full-Year Fiscal 2018 Financial Summary
Total revenues for the three months ended December 31, 2018 were $13.5 million, compared to $9.9 million for the three months ended December 31, 2017. Total products and licensing revenues increased to $8.0 million for the three months ended December 31, 2018, compared to $4.7 million for the three months ended December 31, 2017. The increase in the products and licensing revenues for the three months ended December 31, 2018, compared to the three months ended December 31, 2017, includes revenues realized from the acquisition of Micron Optics, Inc. (“MOI”) in October 2018 along with continued growth in sales of Luna's fiber optic-based sensing products, including its ODiSI products and its Terahertz products. Technology development revenues increased to $5.5 million for the three months ended December 31, 2018, compared to $5.1 million for the three months ended December 31, 2017. The increase in technology development revenues for the three months ended December 31, 2018 compared to the prior-year period was due to growth in various government research programs surrounding applications of advanced materials and Luna's success in winning related research contracts.

Gross profit was $6.6 million, or 49% of revenues, for the three months ended December 31, 2018, compared to gross profit of $4.2 million, or 42% of revenues, for the three months ended December 31, 2017.

Selling, general and administrative ("SG&A") expenses were $4.9 million for the three months ended December 31, 2018, compared to $3.9 million for the three months ended December 31, 2017. Research, development and engineering ("R&D") expenses were $1.3 million for the three months ended December 31, 2018, compared to $0.7 million for the three months ended December 31, 2017. The increase in SG&A expenses was due primarily to $0.8 million in transaction-related costs associated with the acquisition of MOI and $0.8 million of expenses associated with the operations of MOI following the acquisition.

Pre-tax income from continuing operations improved to $0.6 million for the three months ended December 31, 2018 compared to a pre-tax loss from continuing operations of $(0.5) million for the three months ended December 31, 2017. Net income from continuing operations declined slightly to $(0.1) million for the three months ended December 31, 2018, compared to breakeven for the prior-year fiscal quarter due to the allocation of income taxes between continuing and discontinued operations.

Net income attributable to common stockholders for the three months ended December 31, 2018 was $0.9 million, compared to $0.4 million for the three months ended December 31, 2017. The increase in net income attributable to common stockholders includes a $0.6 million increase in income from discontinued operations associated with finalization of the purchase price from the sale of Luna's optoelectronics business in July 2018.

Adjusted EBITDA was $1.6 million for the three months ended December 31, 2018, compared to $0.7 million for the three months ended December 31, 2017.

For the full year fiscal 2018, Luna reported total revenues of $42.9 million, an increase of 30% compared to total revenues of $33.1 million for fiscal 2017. Gross profit improved to $19.4 million, or 45% of revenues, for 2018 compared to $13.4 million, or 40% or revenues, for 2017. SG&A expenses increased to $14.8 million for 2018 compared to $12.9 million in 2017. The increase in SG&A expenses included $0.8 million in costs associated with the acquisition of MOI. R&D expenses were $3.8 million in 2018 compared to $2.7 million in 2017.

Pre-tax income from continuing operations improved to$1.3 million for fiscal 2018 compared to a pre-tax loss from continuing operations of $(2.4) million for fiscal 2017. Income from continuing operations improved to $1.2 million compared to a loss from continuing operations of $(1.3) million for 2017.

Net income attributable to common stockholders was $10.7 million for fiscal 2018 compared to $14.5 million for fiscal 2017. The year-over-year decline was due primarily to the larger gain recognized on the sale of Luna's high-speed optical receivers business in 2017 compared to the gain from the sale of Luna's optoelectronic components business in 2018. Net income from continuing operations improved to $1.2 million, or $0.04 per diluted share for fiscal 2018, compared to a net loss from continuing operations of $(1.3) million, or $(0.05) per diluted share for fiscal 2017. Adjusted EBITDA was $3.0 million for fiscal 2018 compared to $0.3 million for the prior fiscal year. A reconciliation of net income to adjusted EBITDA can be found in the schedules included in this release.

2019 Full Year Outlook:
Luna expects:

•	Total revenues in the range of $60 million to $65 million for full fiscal 2019; and

•	Adjusted EBITDA in the range of $6.0 million to $6.5 million for full fiscal 2019.

Luna is not providing outlook for net income, which is the most directly comparable GAAP measure to adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate adjusted EBITDA, including items such as share-based compensation, amortization of acquired intangible assets, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above includes the expected operating results from Luna's acquisition of General Photonics Corporation announced today along with the associated acquisition costs. It does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 8:30 am (EST) today to discuss its financial results for the fourth-quarter and year-end fiscal 2018, the acquisition of General Photonics and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 8384348. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna

Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its growth potential and the impact of its acquisitions of MOI and General Photonics on future growth, its projected 2019 financial results, and its business focus. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2018, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Technology development revenues	$5,548,639	$5,147,954	$20,967,556	$18,576,383
Products and licensing revenues	7,989,686	4,714,269	21,949,689	14,505,482
Total revenues	13,538,325	9,862,223	42,917,245	33,081,865
Cost of revenues:
Technology development costs	4,268,509	3,943,118	15,400,475	13,988,378
Products and licensing costs	2,697,538	1,731,643	8,078,870	5,724,457
Total cost of revenues	6,966,047	5,674,761	23,479,345	19,712,835
Gross profit	6,572,278	4,187,462	19,437,900	13,369,030
Operating expense:
Selling, general and administrative	4,896,136	3,943,520	14,794,205	12,923,841
Research, development and engineering	1,252,663	691,566	3,766,160	2,653,337
Total operating expense	6,148,799	4,635,086	18,560,365	15,577,178
Operating income/(loss)	423,479	(447,624)	877,535	(2,208,148)
Other expense:
Other (expense)/income, net	(1,070)	114	(17,143)	26,106
Investment income	198,525	—	549,580	—
Interest expense, net	(21,136)	(38,474)	(124,344)	(217,352)
Total other income/(expense)	176,319	(38,360)	408,093	(191,246)
Income/(loss) from continuing operations before income taxes	599,798	(485,984)	1,285,628	(2,399,394)
Income tax expense/(benefit)	722,148	(486,530)	47,818	(1,148,579)
(Loss)/Income from continuing operations	(122,350)	546	1,237,810	(1,250,815)
Income from discontinued operations, net of income taxes	1,062,186	434,783	9,766,431	15,865,720
Net income	939,836	435,329	11,004,241	14,614,905
Preferred stock dividend	66,407	49,558	257,302	146,889
Net income attributable to common stockholders	$873,429	$385,771	$10,746,939	$14,468,016
Net income/(loss) per share from continuing operations:
Basic	$—	$—	$0.04	$(0.05)
Diluted	$—	$—	$0.04	$(0.05)
Net income per share from discontinued operations:
Basic	$0.04	$0.01	$0.35	$0.58
Diluted	$0.04	$0.01	$0.30	$0.58
Net income per share attributable to common stockholders:
Basic	$0.03	$0.01	$0.39	$0.52
Diluted	$0.03	$0.01	$0.33	$0.52
Weighted average shares:
Basic	28,067,348	27,485,278	27,596,401	27,579,988
Diluted	28,067,348	31,790,418	32,452,228	27,579,988

Luna Innovations Incorporated
Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,460,267	$36,981,533
Accounts receivable, net	13,037,068	5,929,042
Receivable from sale of HSOR business	2,500,000	4,000,976
Contract assets	2,422,495	1,778,142
Inventory, net	6,873,742	4,634,781
Prepaid expenses	935,185	1,140,999
Current assets held for sale	—	4,336,105
Total current assets	68,228,757	58,801,578
Property and equipment, net	3,627,886	2,854,641
Intangible assets, net	3,302,270	1,727,390
Goodwill	101,008	—
Long term contract assets	336,820	209,699
Other assets	1,995	1,995
Non-current assets held for sale	—	2,627,333
Total assets	$75,598,736	$66,222,636
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long term debt obligation	$619,315	$1,833,333
Current portion of capital lease obligation	40,586	43,665
Accounts payable	2,395,984	2,111,077
Accrued liabilities	6,597,458	6,547,230
Contract liabilities	2,486,111	3,318,379
Current liabilities held for sale	—	972,451
Total current liabilities	12,139,454	14,826,135
Long-term deferred rent	1,035,974	1,184,438
Long-term debt obligation	—	603,007
Long-term capital lease obligation	68,978	71,275
Total liabilities	13,244,406	16,684,855
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2018 and 2017	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 29,209,506 and 28,354,822 shares issued, 27,956,401 and 27,283,918 shares outstanding at December 31, 2018 and 2017, respectively	30,120	29,186
Treasury stock at cost, 1,253,105 and 1,070,904 shares at December 31, 2018 and 2017, respectively	(2,116,640)	(1,649,746)
Additional paid-in capital	85,744,750	83,563,208
Accumulated deficit	(21,305,222)	(32,406,189)
Total stockholders’ equity	62,354,330	49,537,781
Total liabilities and stockholders’ equity	$75,598,736	$66,222,636

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Year ended December 31,
	2018	2017
	(unaudited)
Cash flows (used in)/provided by operating activities:
Net income	$11,004,241	$14,614,905
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	1,095,418	2,526,609
Stock-based compensation	527,189	715,094
(Gain)/loss on disposal of fixed assets	(1,000)	3,640
Gain on sale of discontinued operations, net of income taxes	(8,595,798)	(15,671,028)
Bad debt	6,000	99,888
Changes in operating assets and liabilities:
Accounts receivable	(6,240,377)	1,152,055
Contract assets	(761,714)	—
Inventory	(967,797)	(1,902,311)
Prepaid expenses	1,849,630	83,428
Accounts payable and accrued expenses	(661,928)	(896,534)
Contract liabilities	(986,498)	—
Deferred credits	—	189,296
Net cash (used in)/provided by operating activities	(3,732,634)	915,042
Cash flows provided by investing activities:
Acquisition of property and equipment	(329,249)	(1,352,531)
Proceeds from sale of property and equipment	1,000	3,000
Intangible property costs	(309,266)	(495,597)
Acquisition of Micron Optics	(5,001,750)	—
Proceeds from sale of discontinued operations, net	15,799,529	28,026,528
Net cash provided by investing activities	10,160,264	26,181,400
Cash flows used in financing activities:
Payments on debt obligations	(1,833,333)	(1,833,333)
Payments on capital lease obligation	(46,653)	(52,128)
Purchase of treasury stock	(466,894)	(1,131,759)
Proceeds from the exercise of options	1,397,984	99,853
Net cash used in financing activities	(948,896)	(2,917,367)
Net change in cash and cash equivalents	5,478,734	24,179,075
Cash and cash equivalents—beginning of period	36,981,533	12,802,458
Cash and cash equivalents—end of period	$42,460,267	$36,981,533

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Net income	$939,836	435,329	$11,004,241	$14,614,905
Less income from discontinued operations, net of income taxes	1,062,186	434,783	9,766,431	15,865,720
Net (loss)/income from continuing operations	(122,350)	546	1,237,810	(1,250,815)
Income tax expense/(benefit)	722,148	(486,530)	47,818	(1,148,579)
Income/(loss) from continuing operations before income taxes	599,798	(485,984)	1,285,628	(2,399,394)
Investment income	(198,525)	—	(549,580)	—
Interest expense	21,136	38,474	124,344	217,352
Depreciation and amortization	197,203	311,565	908,347	1,136,729
EBITDA	619,612	(135,945)	1,768,739	(1,045,313)
Share-based compensation	181,607	194,861	527,189	715,094
Non-recurring charges	751,102	595,992	751,102	595,992
Adjusted EBITDA	$1,552,321	$654,908	$3,047,030	$265,773

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